Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-198392 on Form S-11 of our report dated May 14, 2014, relating to the balance sheet of Paramount Group Inc. as of May 12, 2014, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche, LLP

New York, NY

October 3, 2014